Exhibit 99.3

Forward Looking Statements
Forward Looking Statements
In addition to historical information, this document contains forward-looking statements within the meaning of Section 27A of the U.S.
Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Spirit Realty
Capital, Inc. (“Spirit”), and Cole Credit Property Trust II, Inc. (“CCPT II”) operate and beliefs of and assumptions made by Spirit management and CCPT II management, involve risks and uncertainties that could significantly affect the financial results of Spirit or CCPT II or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “projects,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving
Spirit and CCPT II, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions.
All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates, credit spreads, and foreign currency exchange rates, (iii) changes in the real estate markets, (iv) continued ability to source new investments, (v) increased or unanticipated competition for our properties, (vi) risks associated with acquisitions, (vii) maintenance of real estate investment trust status, (viii) availability of financing and capital, (ix) changes in demand for developed properties, (x) risks associated with achieving expected revenue synergies or cost savings, (xi) risks associated with the ability to consummate the merger and the timing of the closing of the merger, and (xii) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Spirit and CCPT II from time to time. Neither Spirit nor CCPT II undertakes any duty to update any forward-looking statements appearing in this document.

Disclaimer
Disclaimer
In connection with the proposed transaction, CCPT II expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of CCPT II and Spirit that also constitutes a prospectus of Spirit. CCPT II and Spirit also plan to file other relevant documents with the
SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER
RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT
INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Spirit and CCPT II with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Spirit with the SEC will be available free of charge on Spirit’s website at www.spiritrealty.com or by directing a written request to Spirit Realty Capital, Inc., 16767 North
Perimeter Drive, Suite 210, Scottsdale, Arizona 85260, Attention: Investor Relations. Copies of the documents filed by CCPT II with the SEC will be available free of charge by directing a written request to Cole Credit Property Trust II, Inc., 2325 East Camelback Road, Suite 1100, Phoenix,
Arizona, 85016, Attention: Investor Relations.
Spirit and CCPT II and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Spirit’s executive officers and directors in Spirit’s final prospectus filed with the SEC on September 21, 2012. You can find information about CCPT II’s executive officers and directors in CCPT II’s definitive proxy statement filed with the SEC on April 13, 2012. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from Spirit or CCPT II using the sources indicated above.
This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities
Act of 1933, as amended.

Merger Benefits
Merger Benefits
Additional Size and Scale
Increased Tenant Diversification
Broadened Tenant Credit Profile
Enhanced Operating Efficiencies
Increased Financial Strength and Flexibility
The merger of Spirit and CCPT II creates the second largest
-lease company
publicly traded triple-net

Cole Credit Property Trust II
Cole Credit Property Trust II
CCPT II is a large and high-quality portfolio of assets
Founded 2005
# of Investors ~40,000
Enterprise Value (3) $3.7bn
Number of Properties (5) 822
Total Square Feet (MM) 21.2
Occupancy (4) 99.5%
Avg. Remaining Lease Term (1) 10.0
% Investment Grade (1) (2) 45%
Number of Tenants 282
Number of Industries 47
Number of States 45
Net Debt / Enterprise Value (3) 47%
Tenant Credit Ratings (1) (2)
Property Type Diversity (1) CCPT II Overview
Non-
Rated
30%
Non-Inv.
Grade
24%
Inv.
Grade
45%
Office
6%
Single-
Tenant
Retail
65%
Industrial
11%
Multi-
Tenant
Retail
18%
Source: Company filings.
Notes: (1) Based on rental revenue.
  (2) Includes single tenant properties only.
  (3) Based on the January 18, 2013 closing price of Spirit Realty of $17.82 and exchange ratio of 1.9048.
  (4) Based on number of properties as of September 30, 2012.
  (5) Includes 69 mortgage notes receivables.
  (6) Excludes mortgage notes receivables.
(6)

Transaction Overview
Transaction Overview

Merger of Spirit Realty Capital, Inc. (“Spirit”) and Cole Credit Property Trust II (“CCPT II”)
100% stock merger transaction resulting in $7.1 billion combined pro forma enterprise value
Fixed exchange ratio with each common share of Spirit converted into 1.9048 shares of CCPT II common stock (equates to 0.525 Spirit shares for each share of CCPT II)
Transaction
Consideration
Combined company will be named Spirit Realty Capital
Spirit management team to lead merged entity
Spirit board to grow to nine members with addition of two directors from CCPT II
Corporate
Governance
Closing Q3 2013
Expected Timing
Proxy filed Q1 2013
Implied value per CCPT II share of $9.27 based on the volume weighted average of Spirit’s share price from the date of its inclusion in the Russell 2000 Index through the closing price on January 18, 2013, which was $17.66.
Implied value per CCPT II share of $9.17 based on Spirit’s 20 trading day volume weighted average price (VWAP) of $17.47 as of January 18, 2013
Combined entity to be listed on the NYSE under Spirit’s ticker SRC
Ownership: 44% Spirit / 56% CCPT II
Contingent upon majority approval of both companies’ stockholders
Spirit’s largest shareholders, Macquarie and TPG-Axon, who together own ~15% of Spirit, have executed agreements that state their intention to vote in favor of the transaction
Implied value per CCPT II share of $9.36 based on Spirit closing price of $17.82 on
January 18, 2013

SPIRIT
REALTY CAPITAL

SPIRIT REALTY CAPITAL

COLE CREDIT PROPERTY TRUST II

+

SPIRIT REALTY CAPITAL

=

Additional Size and Scale
Additional Size and Scale
Properties (2)
Square Feet (MM)
Number of States
Number of Tenants
Weighted Average
Occupancy (3)
Remaining Lease
Term (4)
Top 10 Tenant
Concentration (4)
Improved portfolio characteristics

Pro Forma
Investment Grade
Rental Revenue (4)(5)
Enterprise Value (1)
822 (6)
2,012
1,190
33.1
47
165
98.4%
11.2
52%
21.2
45
282
99.5%
10.0
41%
54.3
48
300+
98.8%
10.6
37%
1%
45%
19%
$3.7 billion $7.1 billion $3.4 billion
Source: Company filings.
Notes:  (1) Based on the January 18, 2013 closing price of Spirit Realty of $17.82 and exchange ratio of 1.9048.
(2) 98.5% of Spirit’s total gross investments represent owned properties. Remaining investments include properties securing mortgage loans.
    (3) Occupancy based on number of properties.
  (4) Based on rental revenue.
(5) Includes single tenant properties only.
(6) Includes 69 mortgage notes receivables.

2.2%
5.9%
14.9%
8.1%
69.0%

21.2%
19.5%
9.6%
8.0%
8.0%
6.1%
5.5%
5.4%
4.4%
4.3%
4.1%
4.0%

Increased Tenant Diversification
Increased Tenant Diversification
Property Type Diversity
Single-Tenant
Retail
Industrial
Office
Other
Industry Type Diversity
Increased diversity by property type and industry
Source: Company filings.
Note: (1) Based on rental revenue.
Multi-Tenant
Retail
General and Discount
Retail Properties
Restaurants –
Quick Service
Specialty Retail
Restaurants –
Casual Dining
Automotive Dealers, Parts,
and Service Facilities
Recreational
Movie Theatres
Convenience Stores
/ Car Washes
Industrial
Home Improvement
Other
Drugstores
(2)
(2) Excludes mortgage loans.
(1)

SPIRIT
REALTY CAPITAL

SHOPKO

Walgreens

84 LUMBER

Academy SPORTS+OUTDOORS

CVS

Carmike Cinemas

FERGUSON

Top Tenants
(1)
% of Portfolio
15.7%
4.4%
3.5%
Church’s Chicken 2.6%
2.4%
Circle K 2.2%
1.8%
1.5%
The Home Depot 1.3%
1.3%
OTHER
63.4%
Increased Tenant Diversification
Increased Tenant Diversification
Tenants are industry leaders in pharmacy, consumer goods, restaurant and home improvement sectors

Sources: Company filings and reports as of September 30, 2012
Notes: The trade names shown are of tenants in properties owned by SRC or CCPT II. SRC or CCPT II are not affiliated or associated with, are not endorsed by, do not endorse, and are not sponsored by or sponsors of the tenants or of the tenant’s products or services pictured or mentioned above. The names, logos, and all related product and service names, design marks, and slogans are the trademarks or service marks of the respective companies.
(1) Based on rental revenue. Excludes mortgage notes receivables.
52%
37%
0%
10%
20%
30%
40%
50%
60%
Current Pro Forma
Top Ten Tenant Concentration
(1)

SPIRIT
REALTY CAPITAL

WA
OR
CA
ID
NV
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
MD
DE
NJ
CT
RI
MA
NH
VT
ME
PROPERTIES
1-20
21-40
41-60
61-80
81-100
100+
% OF REVENUE
0%-5.0%
5.0-10.0%
> 10.0%

Increased Tenant Diversification
Increased Tenant Diversification
Increases geographic diversity across 48 states
Note: Hatched shading denotes states in which only one standalone company operated prior to the merger
(1) Based on NCREIF regions rental revenue.
Geographic Diversity
(1)
West
14%
Midwest
34%
South
33%
East
19%

SPIRIT REALTY CAPITAL

SPIRIT REALTY CAPITAL

COLE CREDIT PROPERTY TRUST II

SPIRIT REALTY CAPITAL

Broadened Tenant Credit Profile
Broadened Tenant Credit Profile
Addition of investment grade tenants creates more investment opportunities
Tenant Credit Ratings (1)
Note: Based on rental revenue.
(1) Includes single tenant properties only.
Pro Forma
Non-
Rated
91%
Non-Inv.
Grade
8%
Inv.
Grade
1%
Non-
Rated
30%
Non-Inv.
Grade
26%
Inv.
Grade
45%
Non-
Rated
66%
Non-Inv.
Grade
15%
Inv.
Grade
19%

Attractive Lease Profile
Attractive Lease Profile
A significant portion of the leases provide for contractual increases in future annual base rent
Lease Expirations
1.3%
2.2%
3.1%
4.1%
4.7%
5.7%
3.5%
6.7%
8.5%
60.3%
0%
10%
20%
30%
40%
50%
60%
70%
2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 and
Thereafter
Note: Based on rental revenue.
Weighted average remaining non-cancellable lease term of 10.6 years with no significant near-term maturities
Pro forma company will derive ~40% of rental revenue from master leases, which protects against tenants “cherry picking”
properties in the event of adverse business performance

Increased Financial Strength and Flexibility
Increased Financial Strength and Flexibility
Source: Company filings.
Note: (1) Does not give effect to any repayments or modifications that may be made in connection with the transaction.
Diversified sources of capital including the equity capital markets, preferred equity, CMBS and ABS markets
Less than 15% of property-level debt matures in the next three years
Established strong relationship with financial institutions
Approximately $1 billion unencumbered asset base provides financial flexibility
Merger expected to provide greater financial flexibility
0
300
600
900
1,200
2013 2014 2015 2016 2017 2018 2019 2020 2021 Thereafter
CCPT II CCPT II Credit Facility Spirit
Pro Forma Debt Maturity Schedule (1)
($ in millions)

Enterprise Value ($bn)
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
$0.8
$1.5
$1.7
$3.0
$0.3
$3.4
$3.7
$3.9
$4.3
$5.3
$5.5
$7.1
$12.4
$9.0
GTY
SIR
LSE
ARCP(1)
SRC
CCPT II
EPR
LXP
NNN
WPC
PF SRC
O(2)

The Benefits of Scale
The Benefits of Scale
Net Lease REITs by Enterprise Value

Sources: Company filings and FactSet.
Notes: (1) Dotted-line box represents the announced acquisition of ARCT III.
(2) Dotted-line box represents the announced acquisition of American Realty Capital Trust (ARCT).
Large cap REITS generally enjoy benefits of scale vs. peers

SPIRIT REALTY CAPITAL

100.0
80.0
60.0
40.0
20.0
0.0
18.3
21.2
33.0
39.1
41.1
53.4
54.3
NNN
CCPT II
SRC
WPC
LXP
O (1)
PF SRC

60%
45%
30%
15%
0%
1%
19%
30%
34%
45%
SRC
PF SRC
WPC
O (1)
CCPT II (3)

12
10
8
6
8.9
10.0
10.6
11.2
11.4
12.0
WPC
CCPT II
PF SRC
SRC
O (1)
NNN

8.0%
6.0%
4.0%
2.0%
4.4%
4.9%
4.9%
6.7%
7.0%
7.0%
O (1)
WPC
NNN
CCPT II
SRC
PF SRC

Top-Tier Net Lease REIT
Top-Tier Net Lease REIT
% Investment Grade Tenants
(2)
Lease Term
(2)

Square Feet
Dividend Yield
Sources: FactSet, SNL Financial and Company financials.
Note: (1)  Pro forma for the announced acquisition of ARCT.
(2)  Based on rental revenue.
(3)  Single tenant assets only.
Attractive investment profile relative to the peers with highest trading levels

Merger Benefits
Merger Benefits
Additional Size and Scale
Increased Tenant Diversification
Broadened Tenant Credit Profile
Enhanced Operating Efficiencies
Increased Financial Strength and Flexibility
The merger of Spirit and CCPT II checks all the boxes for shareholder value